Press Release

Spirit Realty Capital, Inc. Announces
Third Quarter 2017 Financial and Operating Results

- Spirit raises 2017 AFFO guidance range to $0.84 to $0.86 per diluted share -
- Spin-off progressing on track - no single tenant issue will prevent the spin-off -

Dallas, TX - November 2, 2017 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net lease real estate investment trust (REIT) that primarily invests in single-tenant, operationally essential real estate, today released its financial and operating results for the three and nine months ended September 30, 2017.
THIRD QUARTER 2017 HIGHLIGHTS

•	Generated Net Income of $0.01 vs $0.06 per share, FFO of $0.21 vs $0.19 per share and AFFO of $0.23 vs $0.22 per share, compared to same quarter 2016.

•	Real estate portfolio was essentially fully occupied at 99.1% on September 30, 2017.

•	Same store sales up 1.2% from third quarter 2016.

•	Adjusted debt to annualized adjusted EBITDA at 6.5x; pro-forma for net proceeds received from preferred stock offering, adjusted debt to annualized adjusted EBITDA at 6.2x.

•	Invested $73.4 million in four properties, including revenue producing capital expenditures.

•	Disposed of 56 properties for $124.1 million, including 42 vacant properties for $46.8 million and three revenue producing properties leased to Shopko for $18.5 million.

•	Established a new $250.0 million stock repurchase program, of which $21.7 million was utilized to repurchase shares during the third quarter.

•	Commenced an underwritten public offering of 6.000% Series A Cumulative Redeemable Preferred Stock, which closed on October 3, 2017, for aggregate net proceeds of $166.6 million.
CEO COMMENTS
“Our third quarter results are representative of the strength and stability of our diverse portfolio of service-focused net lease assets. We continue to improve the operating performance of our portfolio through process initiatives put in place in late 2016. This is further evidenced by our essentially full occupancy rate of 99.1%,” stated Jackson Hsieh, President and Chief Executive Officer of Spirit. “We are on track to execute our previously announced leveraged spin-off transaction in 2018 and remain focused on unlocking stakeholder value.”

FINANCIAL RESULTS
Total revenues were $169.6 million for the three months ended September 30, 2017, compared to $172.5 million for the same period a year ago. Total revenues were $503.6 million for the nine months ended September 30, 2017, compared to $512.6 million for the same period a year ago.
Net income attributable to common stockholders was $5.3 million, or $0.01 per diluted share, for the three months ended September 30, 2017, compared to $27.4 million, or $0.06 per diluted share, for the same period a year ago. Net income attributable to common stockholders was $41.4 million, or $0.09 per diluted share, for the nine months ended September 30, 2017, compared to $96.5 million, or $0.21 per diluted share, for the same period a year ago.
FFO per diluted share was $0.21 and $0.19 for the three months ended September 30, 2017 and 2016, respectively. FFO per diluted share was $0.59 and $0.64 for the nine months ended September 30, 2017 and 2016, respectively.
AFFO was $104.5 million for the three months ended September 30, 2017, compared to $108.4 million for the same period a year ago. AFFO per diluted share was $0.23 for the three months ended September 30, 2017, compared to $0.22 for the same period a year ago. AFFO was $301.6 million for the nine months ended September 30, 2017, compared to $310.6 million for the same period a year ago. AFFO per diluted share was $0.64 for the nine months ended September 30, 2017, compared to $0.68 for the same period a year ago.
We declared a quarterly cash dividend of $0.18 per share, which equates to an annualized cash dividend of $0.72 per share. The quarterly dividend was paid on October 13, 2017 to stockholders of record as of September 29, 2017.
THIRD QUARTER PORTFOLIO HIGHLIGHTS
During the three months ended September 30, 2017, Spirit invested $73.4 million in four properties, including revenue producing capital expenditures. New acquisitions comprise three transactions and are leased to three different tenants in two different industries, with an average lease term of 7.9 years. The $73.4 million invested has an initial weighted average cash yield of approximately 9.73%, with 36.6% representing transactions with existing customers.
During the third quarter 2017, the Company sold 56 properties for $124.1 million in gross proceeds, including the sale of 14 income producing properties for $77.3 million, with a weighted average capitalization rate of 7.12%. The remaining 42 properties were vacant and were sold for $46.8 million.
Spirit continued to reduce the concentration of its largest tenant, Shopko with the sale of three revenue-producing Shopko properties for $18.5 million in gross proceeds at a weighted average capitalization rate of 7.75%. As of September 30, 2017, Spirit's Shopko concentration was at 7.8% of Contractual Rent.
As of September 30, 2017, Spirit's diversified real estate portfolio was essentially fully occupied at 99.1% and was comprised of 2,423 owned properties, which had a weighted average remaining lease term of 10.1 years, of which 21 were vacant . During the third quarter, Spirit renewed five of six expiring leases, recapturing 103.3% of the expiring rent.
YEAR-TO-DATE 2017 PORTFOLIO HIGHLIGHTS
During the nine months ended September 30, 2017, Spirit invested $314.2 million in 39 properties, including revenue producing capital expenditures. New acquisitions comprise 25 transactions and are leased to 20 different tenants in 14 different industries, with an average lease term of 12 years. The $314.2 million invested has an initial weighted average cash yield of approximately 7.7%, with 69.8% representing transactions with existing customers.

During the nine months ended September 30, 2017, the Company sold 161 properties for $406.4 million in gross proceeds, including the sale of 65 income producing properties for $267.9 million, with a weighted average capitalization rate of 7.39%. The remaining 96 properties were vacant and were sold for $138.4 million.
During the nine months ended September 30, 2017, Spirit continued to reduce the concentration of its largest tenant, Shopko with the sale of 11 revenue-producing Shopko properties for $65.0 million in gross proceeds at a weighted average cap rate of 7.71%.
During the nine months ended September 30, 2017, Spirit renewed 26 of 31 expiring leases, recapturing 101.3% of the expiring rent.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Adjusted Debt to Annualized Adjusted EBITDA was 6.5x as of September 30, 2017, compared to 6.2x at September 30, 2016.

•	Unencumbered assets totaled $4.9 billion at both September 30, 2017 and 2016, representing approximately 61% and 58% of Spirit's total real estate investments, respectively.

•	As of November 1, 2017, Spirit had approximately $10.0 million in cash and cash equivalents on its balance sheet and had drawn $318.0 million under its $800.0 million unsecured line of credit.

•	As of November 1, 2017, Spirit had additional funds available for acquisitions of approximately $86.0 million in its 1031 Exchange and Spirit Master Trust Program release accounts.

•
On October 3, 2017, the Company closed its offering of 6,900,000 shares of 6.000% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, inclusive of 900,000 shares issued in connection with the underwriters' exercise of their over-allotment option, for aggregate net proceeds of $166.6 million.

Definitions for FFO and AFFO (as well as a reconciliation of these measures to net income attributable to common stockholders) and certain other defined terms can be found in the supplemental financial and operating report posted on Spirit's website along with this release.
SHARE REPURCHASE PROGRAM
In August 2017, Spirit's Board of Directors authorized a new share repurchase program, under which the Company is authorized to repurchase up to $250.0 million of its outstanding common stock. Year-to-date, the Company has repurchased 28.8 million shares of its outstanding common stock, at a weighted average purchase price of $7.69 per share.
2017 GUIDANCE
The Company raised its 2017 AFFO per share guidance range from $0.80 to $0.84 to a range of $0.84 to $0.86 per share.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.
EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's third quarter 2017 earnings conference call is scheduled for Thursday, November 2, 2017 at 8:30 a.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada)
No access code required.

Replay:	Available through November 16, 2017 with access code 10112672
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)
SUPPLEMENTAL PACKAGES
A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders.
As of September 30, 2017, our diversified portfolio was comprised of 2,511 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 49.7 million square feet, are leased to approximately 421 tenants across 49 states and 30 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of certain properties leased to Shopko, the assets that collateralize Master Trust 2014 and potentially additional assets, and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rentals	$159,799	$161,765	$479,506	$484,090
Interest income on loans receivable	1,003	1,042	2,769	4,326
Earned income from direct financing leases	483	660	1,613	2,082
Tenant reimbursement income	4,691	3,469	13,136	10,493
Other income	3,574	5,572	6,583	11,600
Total revenues	169,550	172,508	503,607	512,591
Expenses:
General and administrative (1)	13,712	15,112	49,992	40,611
Restructuring charges	—	3,264	—	5,726
Transaction costs	2,660	—	3,145	—
Property costs	8,080	6,916	26,763	20,854
Real estate acquisition costs	196	1,056	773	2,092
Interest	48,680	47,653	142,129	149,842
Depreciation and amortization	63,673	65,300	192,887	194,227
Impairments	37,737	15,407	88,109	41,396
Total expenses	174,738	154,708	503,798	454,748
(Loss) income before other income/(expense) and income tax benefit (expense)	(5,188)	17,800	(191)	57,843
Other income (expense):
Gain (loss) on debt extinguishment	1,792	(8,349)	1,770	326
Total other income (expense)	1,792	(8,349)	1,770	326
(Loss) income before income tax benefit (expense)	(3,396)	9,451	1,579	58,169
Income tax benefit (expense)	11	(12)	(419)	(932)
(Loss) income before gain on disposition of assets	(3,385)	9,439	1,160	57,237
Gain on disposition of assets	8,707	17,960	40,197	39,221
Net income attributable to common stockholders	$5,322	$27,399	$41,357	$96,458

Net income per share attributable to common stockholders—basic	$0.01	$0.06	$0.09	$0.21
Net income per share attributable to common stockholders—diluted	$0.01	$0.06	$0.09	$0.21

Weighted average shares of common stock outstanding:
Basic	456,671,617	479,554,362	472,698,692	457,263,526
Diluted	456,671,617	480,598,610	472,698,692	457,301,623
Dividends declared per common share issued	$0.1800	$0.1750	$0.5400	$0.5250
(1) YTD 2017 balances include $11.1 million in severance related costs.

SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	September 30, 2017	December 31, 2016

Assets
Investments:
Real estate investments:
Land and improvements	$2,600,873	$2,704,010
Buildings and improvements	4,702,828	4,775,221
Total real estate investments	7,303,701	7,479,231
Less: accumulated depreciation	(1,018,544)	(940,005)
	6,285,157	6,539,226
Loans receivable, net	76,821	66,578
Intangible lease assets, net	429,857	470,276
Real estate assets under direct financing leases, net	24,883	36,005
Real estate assets held for sale, net	133,382	160,570
Net investments	6,950,100	7,272,655
Cash and cash equivalents	11,947	10,059
Deferred costs and other assets, net	218,400	140,917
Goodwill	254,340	254,340
Total assets	$7,434,787	$7,677,971
Liabilities and stockholders’ equity
Liabilities:
Revolving Credit Facility	$386,000	$86,000
Term Loan, net	419,091	418,471
Senior Unsecured Notes, net	295,242	295,112
Mortgages and notes payable, net	2,050,302	2,162,403
Convertible Notes, net	712,510	702,642
Total debt, net	3,863,145	3,664,628
Intangible lease liabilities, net	162,619	182,320
Accounts payable, accrued expenses and other liabilities	149,858	148,915
Total liabilities	4,175,622	3,995,863
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 750,000,000 shares authorized: 455,900,032 and 483,624,120 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	4,559	4,836
Capital in excess of par value	5,190,849	5,177,086
Accumulated deficit	(1,936,243)	(1,499,814)
Total stockholders’ equity	3,259,165	3,682,108
Total liabilities and stockholders’ equity	$7,434,787	$7,677,971

SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to common stockholders (1) (2)	$5,322	$27,399	$41,357	$96,458
Add/(less):
Portfolio depreciation and amortization	63,530	65,155	192,465	193,892
Portfolio impairments	37,737	15,384	88,109	41,693
Realized gains on sales of real estate	(8,707)	(17,960)	(40,197)	(39,221)
Total adjustments to net income	92,560	62,579	240,377	196,364

FFO	$97,882	$89,978	$281,734	$292,822
Add/(less):
(Gain) loss on debt extinguishment	(1,792)	8,349	(1,770)	(326)
Restructuring charges	—	3,264	—	5,726
Other costs included in general and administrative associated with headquarters relocation	—	1,501	—	3,442
Transaction costs	2,660	—	3,145	—
Real estate acquisition costs	196	1,056	773	2,092
Non-cash interest expense	5,810	4,178	16,937	10,144
Accrued interest and fees on defaulted loans	1,344	853	2,917	3,951
Swap termination costs (included in general and administrative)	—	—	—	1,724
Straight-line rent, net of related bad debt expense (4)	(3,217)	(3,246)	(13,427)	(14,097)
Other amortization and non-cash charges	(743)	(954)	(2,447)	(2,058)
Non-cash compensation expense	2,339	3,399	13,778	7,189
Total adjustments to FFO	6,597	18,400	19,906	17,787

AFFO	$104,479	$108,378	$301,640	$310,609

Dividends declared to common stockholders	$82,062	$84,606	$251,606	$246,151
Dividends declared as a percent of AFFO	79%	78%	83%	79%
Net income per share of common stock
Basic (3)	$0.01	$0.06	$0.09	$0.21
Diluted (3)	$0.01	$0.06	$0.09	$0.21
FFO per share of common stock
Diluted (3)	$0.21	$0.19	$0.59	$0.64
AFFO per share of common stock
Diluted (3)	$0.23	$0.22	$0.64	$0.68
Weighted average shares of common stock outstanding:
Basic	456,671,617	479,554,362	472,698,692	457,263,526
Diluted	456,671,617	480,598,610	472,698,692	457,301,623
(1) Included in the nine months ended September 30, 2017 general and administrative costs is $11.1 million of severance related costs, comprising $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of restricted stock and performance share awards.
(2) For the nine months ended September 30, 2016, net income attributable to common stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for six rejected stores as follows (in millions):
Contractual rent from date of rejection through either sale date or September 30, 2016        $ 1.3
Three months of prepaid rent for the three stores subsequently sold                 0.5
Total included in AFFO                            $ 1.8
(3) For the three months ended September 30, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.3 million and $0.2 million, respectively, and for the nine months ended September 30, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.7 million and $0.4 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.
(4) Straight-line bad debt expense totaled $2.4 million and $4.7 million for the three and nine months ended September 30, 2017, respectively.